Exhibit 99.1

Contact: Keri Henke Sr. Manager, External Communications khenke@remax.com | 303.796.3424

FOR IMMEDIATE RELEASE

RE/MAX, LLC SETTLEMENT AGREEMENT GRANTED FINAL APPROVAL IN ANTITRUST CLASS ACTION LAWSUITS

The approved settlement resolves the claims asserted against RE/MAX, LLC and releases RE/MAX affiliates on a nationwide basis

DENVER – RE/MAX, the #1 name in real estate*, received final approval of the settlement agreement in the class action lawsuits known as Burnett, Moehrl and Nosalek, and any similar claims on a nationwide basis. The approved settlement resolves the claims asserted against RE/MAX, LLC and includes releases for all U.S. RE/MAX independent regions, franchisees and agents.

To address the pending litigation and mitigate the uncertainties and costs associated with prolonged legal proceedings, RE/MAX, LLC entered into a settlement agreement with plaintiffs on October 5, 2023. RE/MAX, LLC agreed to pay $55 million and make certain changes to business practices as part of the settlement.

“Since entering into the settlement last fall, RE/MAX has been committed to obtaining final approval,” says RE/MAX Holdings CEO Erik Carlson. “We are thrilled to be leading the way in moving forward, maintaining our focus on supporting RE/MAX affiliates and continuing to foster greater transparency in the industry on behalf of homebuyers and sellers.”

The settlement agreement will become effective following any appeals process, if applicable.

The settlement agreement is not an admission or concession of liability, or of the validity of any claim, defense, or point of fact or law on the part of any party. RE/MAX continues to deny the material allegations of the complaints in the lawsuits.

* Source: MMR Strategy Group study of unaided awareness

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About the RE/MAX Network

As one of the leading global real estate franchisors, RE/MAX, LLC is a subsidiary of RE/MAX Holdings (NYSE: RMAX) with more than 140,000 agents in nearly 9,000 offices and a presence in more than 110 countries and territories. Nobody in the world sells more real estate than RE/MAX, as measured by residential transaction sides. RE/MAX was founded in 1973 by Dave and Gail Liniger, with an innovative, entrepreneurial culture affording its agents and franchisees the flexibility to operate their businesses with great independence. RE/MAX agents have lived, worked and served in their local communities for decades, raising millions of dollars every year for Children’s Miracle Network Hospitals® and other charities. To learn more about RE/MAX, to search home listings or find an agent in your community, please visit www.remax.com. For the latest news about RE/MAX, please visit news.remax.com.

Forward-Looking Statements

This Press Release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements are often identified by the use of words such as “believe,” “intend,” “expect,” “estimate,” “plan,” “outlook,” “project,” “anticipate,” “may,” “will,” “would” and other similar words and expressions that predict or indicate future events or trends that are not statements of historical matters. Forward-looking statements include statements related to antitrust class action lawsuits and the settlement of such lawsuits, changes to the business practices of RE/MAX, and greater transparency in the industry. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily accurately indicate the times at which such performance or results may be achieved. Forward-looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, without limitation, (1) changes in the real estate market or interest rates and availability of financing, (2) changes in business and economic activity in general, (3) the Company’s ability to attract and retain quality franchisees, (4) the Company’s franchisees’ ability to recruit and retain real estate agents and mortgage loan originators, (5) changes in laws and regulations, (6) the Company’s ability to enhance, market, and protect its brands, including the RE/MAX and Motto Mortgage brands, (7) the Company’s ability to implement its initiatives, (8) risks related to the Company’s leadership transitions, (9) fluctuations in foreign currency exchange rates, (10) potential appeals of the Settlement Agreement and (11) those risks and uncertainties described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) and similar disclosures in subsequent periodic and current reports filed with the SEC, which are available on the investor relations page of the Company’s website at www.remaxholdings.com and on the SEC website at www.sec.gov. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made. Except as required by law, the Company does not intend, and undertakes no obligation, to update this information to reflect future events or circumstances.